EXHIBIT 11


                              McGLADREY & PULLEN L.L.P.
                   Certified Public Accountants & Consultants




                        CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use of our report dated January 23, 1998, on the financial statements of Delafield Fund, Inc. referred to therein, which is incorporated by reference in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A, File No. 33-69760, of Delafield Fund, Inc., as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Counsel and Auditors."




                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP




New York, New York
June 17, 1998